Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2013

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2013.

Revenues for the three months ended October 31, 2013, amounted to $4,218,764 compared to revenues of $4,194,532 in the comparable 2012 three-month period.

Net income for the three months ended October 31, 2013 was $436,024, or $.22 per share, compared to net income of $500,774, or $.25 per share, in the comparable 2012 three-month period.

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Dated: December 4, 2013